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                                                                  EXHIBIT (4e-1)
                                 Form of Warrant Agreement for Equity Securities





                               FERRO CORPORATION


                                      AND


                             _____________________
                                AS WARRANT AGENT



                               WARRANT AGREEMENT


                    DATED AS OF ____________________, 199__
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

                                                        TABLE OF CONTENTS(1)


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Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                          ARTICLE I

                                          ISSUANCE, EXECUTION AND COUNTERSIGNATURE
                                                   OF WARRANT CERTIFICATES

Section 1.1 Issuance of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2 Form of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.3 Execution and Authentication of
                 Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.4 Temporary Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 1.5 Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 1.6 Definition on Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                         ARTICLE II

                                      WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.1 Warrant Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.2 Duration of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.3 Exercise of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.4 Reservation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                         ARTICLE III

                                                   OTHER TERMS OF WARRANTS

Section 3.1 Call of Warrants by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 3.2 Adjustment of Exercise Price and Number of Shares Purchasable
                 or Number of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5


                                                         ARTICLE IV

                                            REGISTRATION, EXCHANGE, TRANSFER AND
                                            SUBSTITUTION OF WARRANT CERTIFICATES

Section 4.1 Registration, Exchange and Transfer
                 of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 4.2 Mutilated, Destroyed, Lost or Stolen
                 Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 4.3 Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.4 Cancellation of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


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(1) The Table of Contents is not a part of the Warrant Agreement.
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
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                                                          ARTICLE V

                                             OTHER PROVISIONS RELATING TO RIGHTS
                                             OF HOLDERS OF WARRANT CERTIFICATES


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Section 5.1 No Rights as Stockholders Conferred
                 by Warrants or Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 5.2 Holder of Warrant Certificate May Enforce Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


                                                         ARTICLE VI

                                                CONCERNING THE WARRANT AGENT

Section 6.1 Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 6.2 Conditions of Warrant Agent's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 6.3 Resignation, Removal and Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


                                                         ARTICLE VII

                                                        MISCELLANEOUS

Section 7.1 Consolidations and Mergers of the Company and
                 Sales, Leases and Conveyances Permitted Subject to
                 Certain Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 7.2 Rights and Duties of Successor Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 7.3 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 7.4 Notice and Demands to the Company and Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 7.5 Notices to Warrantholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 7.6 Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 7.7 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 7.8 Delivery of Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 7.9 Obtaining of Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 7.10 Persons Having Rights under Warrant Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 7.11 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 7.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 7.13 Inspection of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Testimonium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Exhibit A - Form of Warrant Certificate

         THIS WARRANT AGREEMENT, dated as of ______________, 19__, between Ferro Corporation, a corporation duly organized and existing under the laws of the State of Ohio (the "Company") and _______________, a {corporation} {national banking association} organized and existing under the laws of _______________, as Warrant Agent (herein called the "Warrant Agent").

         WHEREAS, the Company proposes to sell {IF OFFERED EQUITY SECURITIES AND WARRANTS -- {title of Equity Securities being offered} (the "Offered Equity Securities") with} warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "Warrant Certificates") evidencing one or more warrants ("Warrants" or, individually, a "Warrant") representing the right to purchase shares of {Common Stock} {Preferred Stock} (the "Equity Securities"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                    ISSUANCE, EXECUTION AND COUNTERSIGNATURE
                            OF WARRANT CERTIFICATES


         Section 1.1 Issuance of Warrant Certificates. {IF WARRANTS ALONE -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.} IF OFFERED EQUITY SECURITIES AND WARRANTS -- Warrant Certificates shall be {initially} issued in units with the Offered Equity Securities and shall {not} be separately transferable {before _________, 19__ (the "Detachable Date")}. Each such unit shall consist of a Warrant Certificate or Certificates evidencing an aggregate of ______ Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of {Common Stock} {Preferred Stock}.

         Section 1.2 Form of Warrant Certificates. The Warrant Certificates (including the Form{s} of Exercise {and Assignment} to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination.

         Section 1.3 Execution and Authentication of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman, its Chief Executive





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Officer, its President or one of its Vice Presidents (any reference to a Vice
President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President") under its corporate seal reproduced thereon attested to by its Treasurer or Secretary or one of its Assistant Treasurers or Assistant Secretaries. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

         Warrant Certificates evidencing the right to purchase a number of shares of {Common Stock} {Preferred Stock} having an aggregate liquidation value not exceeding $_______________ (except as provided in Sections 1.4, 2.3(c), 4.1 and 4.2) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, authenticate Warrant Certificates evidencing Warrants representing the right to purchase a number of shares of {Common Stock} {Preferred Stock} having an aggregate liquidation value not exceeding $_____________ and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously authenticated Warrant Certificates (IF REGISTERED WARRANTS -- or in connection with their transfer), as hereinafter provided.

         Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

         No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

         Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

         Section 1.4 Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, with the execution thereof by such officers conclusively evidencing such determination.

         If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent {or ____________}, without charge to the Holder (as defined in Section 1.6 below). Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the





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same aggregate number of Warrants.  Until so exchanged, the temporary Warrant
Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

         Section 1.5 Payment of Taxes. The Company will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

         Section 1.6 Definition of Holder. The term "Holder" as used herein shall mean {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE --, prior to the Detachable Date, the registered owner of the Offered Equity Security to which such Warrant Certificate was initially attached, and, after such Detachable Date,} {the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1}. {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Equity Securities to, make available to the Warrant Agent current information as to Holders of the Offered Equity Securities.}


                                   ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS


         Section 2.1 Warrant Price.(2) During the period set forth in Section 2.2, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of {Common Stock} {Preferred Stock} at the exercise price of $__________. Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price."

         Section 2.2 Duration of Warrants. Any Warrant evidenced by a Warrant Certificate may be exercised at any time, as specified herein, on or after {the date thereof} {____________, 19___} and at or before the close of business on ____________, 19___ (the "Expiration Date"). Each Warrant not exercised at or before the close of business on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

         Section 2.3  Exercise of Warrants.  (a) During the period specified in
Section 2.2, any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, {in cash or by certified check or official bank check in New York Clearing House funds} {by bank wire transfer in immediately available funds}, of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Company maintained with it for such purpose and shall advise the Company by telephone at the end of each day on


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(2) Complete and modify the provisions of this Section as appropriate to reflect the exact terms of the Warrants.

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which such a payment is received of the amount so deposited to its account.
The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

         (b) The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Company of (i) the number of Warrants so exercised, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the certificate or certificates representing shares of {Common Stock} {Preferred Stock} to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iii) such other information as the Company shall reasonably require.

         (c) As soon as practicable after the exercise of any Warrants, the Company shall issue, to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, a certificate or certificates representing the number of shares of {Common Stock} {Preferred Stock} to which such Holder is entitled in such name or names as may be directed by such Holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Company shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the {Common Stock} {Preferred Stock}; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any shares of {Common Stock} {Preferred Stock} until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

         Section 2.4 Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue shares of {Common Stock} {Preferred Stock} upon exercise of the Warrants, the Company will, at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of {Common Stock} {Preferred Stock}, the number of shares of {Common Stock} {Preferred Stock}, the number of shares of {Common Stock} {Preferred Stock} deliverable upon the exercise of all outstanding Warrants.

         The Company covenants that all shares of {Common Stock} {Preferred Stock} issued upon the exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.


                                  ARTICLE III

                            OTHER TERMS OF WARRANTS

         Section 3.1 {Call of Warrants by the Company.(3) IF WARRANTS ISSUED HEREUNDER ARE CALLABLE BY THE COMPANY -- The Company shall have the right to call and repurchase any or all Warrants on or after _______, 19__ (the "Call Date") and


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(3) Complete and modify the provisions of this Section as appropriate to reflect the exact terms of the Warrants.

upon the occurrence of {discuss events or circumstances under which Company may call the Warrants} (the "Call Terms") at a price of $___________ per Warrant (the "Call Price"). Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in the manner provided in Section 7.5.}

         Section 3.2 Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of shares of {Common Stock} {Preferred Stock} purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.2.

         (a) If the Company shall (i) pay a dividend in or make a distribution of shares of its capital stock, whether shares of {Common Stock} {Preferred Stock} or shares of its capital stock of any other class, (ii) subdivide its outstanding shares of {Common Stock} {Preferred Stock} , (iii) combine its outstanding shares of {Common Stock} {Preferred Stock} into a smaller number of shares of {Common Stock} {Preferred Stock} or (iv) issue any shares of its capital stock in a reclassification of the {Common Stock} {Preferred Stock} (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of {Common Stock} {Preferred Stock} purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be identified to receive the kind and number of shares of {Common Stock} {Preferred Stock} or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to immediately after the record date, if any, for such event.

         (b) If the Company shall issue rights, options or warrants to all holders of its outstanding {Common Stock} {Preferred Stock}, without any charge to such holders, entitling them to subscribe for or purchase shares of {Common Stock} {Preferred Stock} at a price per share that is lower than the market price per share of {Common Stock} {Preferred Stock} (as defined in paragraph
(e) below) at the record date mentioned below, the number of shares of {Common Stock} {Preferred Stock} thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of {Common Stock} {Preferred Stock} theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of {Common Stock} {Preferred Stock} outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of {Common Stock} {Preferred Stock} offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of {Common Stock} {Preferred Stock} outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of {Common Stock} {Preferred Stock} so offered would purchase at the market price per share of {Common Stock} {Preferred Stock} at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactive to immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

         (c) If the Company shall distribute to all holders of its shares of {Common Stock} {Preferred Stock} evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of capital surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of {Common Stock} {Preferred Stock} (excluding those referred to in paragraph (b) above), then in each case the number of shares of {Common Stock} {Preferred Stock} thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of {Common Stock} {Preferred Stock} theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current market price per share of {Common Stock} {Preferred Stock} (as defined in paragraph (e) below) on the date of such distribution, and of which the denominator shall be (ii) the then current market price per share of {Common Stock} {Preferred Stock} less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of {Common Stock} {Preferred Stock}. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of stockholders entitled to receive such distribution.

         (d) In the event of any capital reorganization or any reclassification of the {Common Stock} {Preferred Stock} (except as provided in paragraphs (a) through (c) above, any holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the {Common Stock} {Preferred Stock} to which he or she would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he or she would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his or her Warrants had been exercised immediately prior thereto.

         (e) For the purpose of any computation under paragraphs (b) and (c) of this Section 3.2, the current or closing market price per share of {Common Stock} {Preferred Stock} at any date shall be deemed to be the average of the daily closing prices for _____ consecutive trading days commencing ________________ trading days before the date of such computation. The closing price for each day shall be {the last sale price} for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or if the {Common Stock} {Preferred Stock} is not listed on the NYSE, then on the principal United States national securities exchange on which the {Common Stock} {Preferred Stock} is listed or quoted. If the {Common Stock} {Preferred Stock} is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of {Common Stock} {Preferred Stock} shall be determined by the Board of Directors of the Company in good faith.

         (f) Whenever the number of shares of {Common Stock} {Preferred Stock} purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares to purchasable immediately thereafter.

         (g) The Company may elect, on or after the date of any adjustment required by paragraphs (a) through (d) of this Section 3.2, to adjust the number of Warrants in substitution for an adjustment in the number of shares of {Common Stock} {Preferred Stock} purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of {Common Stock} {Preferred Stock} as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the holders of Warrants, in the same manner as provided in the first paragraph of Section 7.5, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (g) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to paragraph (h), the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Section 1 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

         (h) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to paragraph (g) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant on the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable (the "Valuation Date"). For purposes of this paragraph (h), the current market value of a Warrant shall be the aggregate closing market price on the Valuation Date (determined as set forth in paragraph (e)) of all shares of {Common Stock} {Preferred Stock} issuable upon exercise of one Warrant plus the fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of any other assets or securities purchasable upon exercise of one Warrant less the Exercise Price of one Warrant.

         (i) Notwithstanding any adjustment pursuant to Section 3.2 in the number of shares of {Common Stock} {Preferred Stock} purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of shares of {Common Stock} {Preferred Stock} upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of {Common Stock} {Preferred Stock}. For purposes of this paragraph (i), the current market value of a share of Preferred Stock shall be the closing market price (determined as set forth in paragraph (e)) of a share of {Common Stock} {Preferred Stock} for the trading day immediately prior to the date of such exercise.


                                   ARTICLE IV

                      REGISTRATION, EXCHANGE, TRANSFER AND
                      SUBSTITUTION OF WARRANT CERTIFICATES

         Section 4.1 Registration, Exchange and Transfer of Warrant Certificates. The Warrant Agent shall keep, at its corporate trust office {and at __________________}, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates.

         {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Equity Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Equity Security. Additionally, on or prior to the Detachable Date, each transfer or exchange of an Offered Equity Security {on the register of the Offered Equity Securities} shall operate also to transfer or exchange the Warrant Certificate or Certificates to which such Offered Equity Security was initially attached. After the Detachable Date, upon} {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR IF WARRANTS ALONE - Upon} surrender at the corporate trust office of the Warrant Agent {or _______ _________________} of Warrant Certificates properly endorsed {or accompanied by appropriate instruments of transfer} and accompanied by written instructions for {transfer or} exchange, all in a form satisfactory to the Company and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates {IF REGISTERED WARRANTS -- or may be transferred in whole or in part}; provided that Warrant Certificates issued in exchange for {or upon transfer of} surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange {or transfer} of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange {or transfer}. Whenever any Warrant Certificates are so surrendered for exchange {or transfer}, the Company shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange {or transfer} which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange {or transfer} of Warrant Certificates issued upon any exchange {or transfer} of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange {or transfer}.

         Section 4.2 Mutilated, Destroyed, Lost or Stolen Warrant Certificates. If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and an officer of the Warrant Agent shall manually authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Warrant Agent
(i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request an officer of the Warrant Agent shall manually authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

         Section 4.3 Persons Deemed Owners. {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of any Offered Equity Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date, and prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

         Section 4.4 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange {, transfer} or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. All cancelled Warrant Certificates held by the Warrant Agent shall be destroyed by it unless by written order the Company requests their return to it.


                                   ARTICLE V

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

         Section 5.1 No Rights as Stockholders Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a stockholder, including, without limitation, the right to reserve dividends.

         Section 5.2 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, any stockholder or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of its right to exercise the Warrant or Warrants evidenced by his or her Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.


                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

         Section 6.1 Warrant Agent. The Company hereby appoints __________________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and _________________ hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         Section 6.2 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

         (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder. The obligations of the Company under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

         (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

         (c) Counsel. The Warrant Agent may consult with counsel, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (e) Certain Transactions. The Warrant Agent, any of its officers, directors and employees, or any other agent of the Company, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities or other obligations of the Company as freely as if it were not such Warrant Agent, officer, director, employee or other agent.

         (f) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates unless otherwise agreed to in writing by the Company and the Warrant Agent and except for the negligence of the Warrant Agent.

         (g) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

         (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificate (except as to the Warrant Agent's Certificate or Authentication thereon), all of which are made solely by the Company.

         (i) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it any expense or liability, the payment of which within a reasonable period of time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceeding at law or otherwise or, except as provided in Section 7.4 hereof, to make any demand upon the Company.

         Section 6.3 Resignation, Removal and Appointment of Successor. (a) The Company agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

         (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Company, such date shall not be less than three months after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date on which the Company expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Company of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to Section 6.3(d).

         (c) In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, a successor

Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                  ARTICLE VII

                                 MISCELLANEOUS

         Section 7.1 Consolidations and Mergers of the Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consideration or into which the Company is merged or the corporation which acquired by purchase or conveyance all or substantially all of the assets of the Company shall expressly assume the obligations of the Company hereunder.

         Section 7.2 Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the shares of {Common Stock} {Preferred Stock} issuable pursuant to the terms hereof.

         Section 7.3 Amendment. This Agreement may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates in any material respect. Any amendment or supplement to this Agreement or the Warrants that has a material adverse effect on the interests of Holders of any series of Warrants shall require the written consent of Holders of a majority of the then outstanding Warrants of such series.

The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Warrant Price would be increased or the number of shares of {Common Stock} {Preferred Stock} purchasable upon exercise of Warrants would be decreased. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

         Section 7.4 Notice and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         Section 7.5 Notices to Warrantholders. Upon any adjustment of the number of shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 3.2, the Company within ___________ calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and either the number of shares of {Common Stock} {Preferred Stock} and other securities or assets purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment are made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the provisions of this Section 7.5.

         Pursuant to Sections 3.1 {add other sections as applicable}, the Company shall cause written notice of such Call Price, Call Date and Call Terms {reference other items as applicable}, as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered holders of the Warrant Certificates by first class mail, postage prepaid, at such holder's address appearing on the Warrant Register. In addition to the written notice referred to in the preceding sentence, the Company shall make a public announcement in a daily morning newspaper of general circulation in ________________ of such Call Price, Call Date, and Call Terms {reference other items as applicable}, as the case may be, at least once a week for two successive weeks prior to the implementation of such terms.

         If:

         (a) the Company shall declare any dividend payable in any securities upon its shares of {Common Stock} {Preferred Stock} or make any distribution (other than a cash dividend) to the holders of its shares of {Common Stock} {Preferred Stock}; or

         (b) the Company shall offer to the holders of its shares of {Common Stock} {Preferred Stock} any additional shares of {Common Stock} {Preferred Stock} or securities convertible into shares of {Common Stock} {Preferred Stock} or any right to subscribe thereto; or

         (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all substantially all of its property, assets, and business as an entirety);

then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in ______________________ of such event, such giving of notice and publication to be completed at least _________ calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 7.5 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

         Section 7.6 Addresses. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to __________,
Attention: _______________, and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Ferro Corporation, 1000 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Treasurer (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

         Section 7.7 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

         Section 7.8 Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the {Common Stock} {Preferred Stock} (the "Prospectus"), and the Warrant Agent agrees that, upon the exercise of any Warrant Certificate, the Warrant Agent will deliver to the person designated to receive a certificate representing shares of {Common Stock} {Preferred Stock}, prior to or concurrently with the delivery of such securities, a Prospectus.

         Section 7.9 Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, to the extent required, the maintenance of the effectiveness of a registration statement in respect of the {Common Stock} {Preferred Stock} under the Securities Act of 1933, as amended, which may be or become required in connection with the exercise of the Warrant Certificates and the original issuance and delivery of the {Common Stock} {Preferred Stock}.

         Section 7.10 Persons Having Rights Under Warrant Agreement. Nothing in this agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

         Section 7.11 Headings. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

         Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 7.13 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent {and at ______________} for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection by it.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

                                            FERRO CORPORATION


                                            By
                                               ---------------------------------
{SEAL}

Attest:

---------------------------------------
{Assistant Secretary}


                                            {NAME OF WARRANT AGENT}


                                            By
                                               ---------------------------------
{SEAL}

Attest:

---------------------------------------
{Assistant Secretary}

                                                                       EXHIBIT A

                         {FORM OF WARRANT CERTIFICATE}
                                     {Face}

FORM OF LEGEND IF OFFERED                       {Prior to _____________, this
EQUITY SECURITIES WITH                          Warrant Certificate may be
WARRANTS WHICH ARE NOT                          transferred or exchanged
IMMEDIATELY DETACHABLE:                         if and only if the {Title
                                                of Offered Equity Security}
                                                to which it was initially
                                                attached is so transferred
                                                or exchanged.}

FORM OF LEGEND IF WARRANTS                      {Prior to ______________,
ARE NOT IMMEDIATELY                             Warrants evidenced by this
EXERCISABLE:                                    Warrant Certificate cannot
                                                be exercised.}


                EXERCISABLE ONLY IF AUTHENTICATED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

             VOID AFTER THE CLOSE OF BUSINESS ON ___________, 19__

                               FERRO CORPORATION

                        Warrant Certificate representing
                              Warrants to purchase
                           {Title of Equity Security}
                              as described herein

No.                                                      ______________ Warrants

             This certifies that ______________________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase, at any time {after the close of business on ________________, 19_, and} on or before the close of business on _____________, 19__, one share of the {Common Stock} {Preferred Stock} (the "Equity Securities") of Ferro Corporation (the "Company"), on the following basis.* During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement (as defined below), to purchase from the Company one share of {Title of Equity Securities} at the exercise price of $____ (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, {in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds}, the Exercise Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined) at the corporate trust office of {name of Warrant Agent}, or its successor, as warrant agent (the "Warrant Agent") {or at ______________,} at the addresses specified on ________________________________.

* Complete and modify the following provisions as appropriate to reflect the terms of the Warrants.

the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

             The term "Holder" as used herein shall mean {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE - -, prior to _____________, 19__, (the "Detachable Date"), the registered owner of the Company's {title of Offered Equity Security} to which such Warrant Certificate was initially attached, and after such Detachable Date,} the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1 of the Warrant Agreement.

             Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of {title of Equity Security}. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

             This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _____________, 19__ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office at the Warrant Agent {and at _________________}.

             {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE - - Prior to _____________, 19__ (the "Detachable Date"), this Warrant Certificate may be exchanged or transferred only together with the {title of Offered Equity Security} (the "Offered Equity Security"} to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Equity Security. Additionally, on or prior to the Detachable Date each transfer of such Offered Equity Security on the register of the Offered Equity Securities shall operate also to transfer this Warrant Certificate. After the Detachable Date, this} {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR WARRANTS ALONE -- This} Warrant Certificate, and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent {or ____________} by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

             {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE -- Except as provided in the immediately preceding paragraph, after} {IF OFFERED EQUITY SECURITIES AND WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR WARRANTS ALONE -- After} authentication by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent {or at ____________} for Warrant Certificates representing the same aggregate number of Warrants.

             This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends.

             Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

             This Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

             IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  ______________

                                            FERRO CORPORATION

                                            By:
                                               --------------------------------
Attest:

-----------------------------
Certificate of Authentication

             This is one of the Warrant Certificates referred to in the within-mentioned Warrant Agreement.


------------------------------
        As Warrant Agent

By:
   ---------------------------
      Authorized Signature

                         {FORM OF WARRANT CERTIFICATE}
                                   {REVERSE}
                    (Instructions for Exercise of Warrants)

             To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay {in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds}, the Exercise Price in full for each of the Warrants exercised, to _____________________, Corporate Trust Department, ______________, Attn: ___________________ {or ______________________}, which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

                               {FORM OF EXERCISE}

                  {To be executed upon exercise of Warrants.}

             The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase _______ shares of the {Common Stock} {Preferred Stock} (the "Equity Securities") of Ferro Corporation and represents that he or she has tendered payment for such shares of {title of Equity Security} {in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds} to the order of Ferro Corporation, c/o Treasurer, in the amount of $__________ in accordance with the terms hereof. The undersigned requests that said shares of {title of Equity Securities} be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

             If said number of shares of {title of Equity Security} is less than all of the shares of {title of Equity Security} purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: _________________________            Name
                                                 -------------------------------

--------------------------------
(Insert Social Security or Other            Address
Identifying Number of Holder)                       ----------------------------

                                                    ----------------------------

                                            Signature
                                                      --------------------------
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the Warrant
                                            Certificate and must bear a
                                            signature guarantee by a bank, trust
                                            company or member broker of the New
                                            York, Chicago or Pacific Stock
                                            Exchange.)

             This Warrant may be exercised at the following addresses:

             By hand at                    _____________________________________
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________

             By mail at                    _____________________________________
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________


(Instructions as to form and delivery of {title of Equity Security} and/or Warrant Certificates):


                              {FORM OF ASSIGNMENT}

              (TO BE EXECUTED TO TRANSFER THE WARRANT CERTIFICATE)

             FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto

                                           -------------------------------------
                                           (Please print name and
                                             address including zip code)

Please insert social security or
other identifying number

-----------------------------------

________________________________________________________________________________
_____________________________________________________ the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________________, Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:_______________________

                                            ------------------------------------
                                                           Signature
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this
                                            Warrant Certificate and must bear a
                                            signature guarantee by a bank, trust
                                            company or member broker of the New
                                            York, Chicago or Pacific Stock
                                            Exchange)

Signature Guaranteed:

----------------------------------


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